EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2025-V18 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Trimont LLC, as Primary Servicer for the 180 Water Mortgage Loan, Mount Street US (Georgia) LLP , as Special Servicer for the 180 Water Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 180 Water Mortgage Loan, Deutsche Bank National Trust Company, as Custodian for the 180 Water Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 180 Water Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 180 Water Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Springfield Town Center Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Springfield Town Center Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Springfield Town Center Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Springfield Town Center Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Springfield Town Center Mortgage Loan, Trimont LLC, as Primary Servicer for the Pacifica Hotel Portfolio (4-Pack) Mortgage Loan, Greystone Servicing Company LLC, as Special Servicer for the Pacifica Hotel Portfolio (4-Pack) Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Pacifica Hotel Portfolio (4-Pack) Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Pacifica Hotel Portfolio (4-Pack) Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Pacifica Hotel Portfolio (4-Pack) Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Pacifica Hotel Portfolio (4-Pack) Mortgage Loan, Trimont LLC, as Primary Servicer for the Yosemite Hospitality Portfolio Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Yosemite Hospitality Portfolio Mortgage Loan, Deutsche Bank National Trust Company, as Trustee for the Yosemite Hospitality Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Yosemite Hospitality Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Yosemite Hospitality Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Yosemite Hospitality Portfolio Mortgage Loan, Trimont LLC, as Primary Servicer for the 80-02 Kew Gardens Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 80-02 Kew Gardens Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 80-02 Kew Gardens Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 80-02 Kew Gardens Mortgage Loan, BellOak, LLC, as Operating Advisor for the 80-02 Kew Gardens Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 80-02 Kew Gardens Mortgage Loan, Trimont LLC, as Primary Servicer for the ESA Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the ESA Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the ESA Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the ESA Portfolio Mortgage Loan, BellOak, LLC, as Operating Advisor for the ESA Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ESA Portfolio Mortgage Loan, Trimont LLC, as Primary Servicer for the 161 Washington Street Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the 161 Washington Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 161 Washington Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 161 Washington Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the 161 Washington Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 161 Washington Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CFS Industrial HQ Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CFS Industrial HQ Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the CFS Industrial HQ Mortgage Loan, Citibank, N.A., as Custodian for the CFS Industrial HQ Mortgage Loan, and Park Bridge Lender Services LLC, as Operating Advisor for the CFS Industrial HQ Mortgage Loan.

Dated: March 19, 2026

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)